Exhibit 24.4

New York Power of Attorney

NEW YORK POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a director or officer of Kraft Foods Inc., a Virginia corporation (the “Corporation”), hereby constitutes and appoints Marc S. Firestone, Timothy R. McLevish and Carol J. Ward and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement to be filed by the Corporation on Form S-4 in connection with the Corporation’s offer to acquire all of the outstanding shares, including those represented by American Depositary Shares, of Cadbury plc (the “Registration Statement”), and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and to approve and execute, or approve for publication or mailing, any and all documents relating to the offer to which the Registration Statement relates (including announcements, offer documentation and prospectuses), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney does not revoke any prior powers of attorney executed by the undersigned.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

[The remainder of this page has intentionally been left blank]

New York Power of Attorney

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

New York Power of Attorney

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.

Name	Date	Acknowledgment
/s/ Ajaypal Singh Banga	Nov 25, 2009	ACKNOWLEDGEMENT STATE OF NEW YORK COUNTY OF WESTCHESTER
Name Ajaypal Singh Banga Title Director, Kraft Foods

On this 25th day of November, 2009 before me the undersigned, personally appeared Ajaypal Singh Banga, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person who acted on behalf of the individual, executed the instrument and that such individual made such appearance before the undersigned in the City of Purchase, County of Westchester, State of New York.

/s/ Maria A. Haluska
Notary

[Intentionally blank]

New York Power of Attorney

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

We, Marc S. Firestone, Timothy R. McLevish and Carol J. Ward, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the principal named therein.

We acknowledge our legal responsibilities.

/s/ Marc S. Firestone	/s/ Timothy R. McLevish
Marc S. Firestone	Timothy R. McLevish
Date: 11/25/09	Date: 11/23/09

ACKNOWLEDGEMENT	ACKNOWLEDGEMENT

STATE OF ILLINOIS	STATE OF ILLINOIS
COUNTY OF COOK	COUNTY OF COOK

On this 25 day of November, 2009 before me the undersigned, personally appeared Marc S. Firestone, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person who acted on behalf of the individual, executed the instrument and that such individual made such appearance before the undersigned in the City of Northfield, County of Illinois, State of Cook.

On this 23 day of November, 2009 before me the undersigned, personally appeared Timothy R. McLevish, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person who acted on behalf of the individual, executed the instrument and that such individual made such appearance before the undersigned in the City of Northfield, County of Cook, State of Illinois.

/s/ Julie Head	/s/ Julie Head
Notary	Notary

/s/ Carol J. Ward
Carol J. Ward
Date: 11/24/09

ACKNOWLEDGEMENT

STATE OF ILLINOIS
COUNTY OF COOK

On this 24 day of November, 2009 before me the undersigned, personally appeared Carol J. Ward, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person who acted on behalf of the individual, executed the instrument and that such individual made such appearance before the undersigned in the City of Northfield, County of Cook, State of Illinois.

/s/ Julie Head
Notary